SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2014

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2501 McGavock Pike

Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices)

(615) 872-4800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2014, Kirkland’s, Inc. (the “Company”) announced that W. Michael Madden has been promoted to President and Chief Operating Officer, effective August 21, 2014. Prior to assuming these new positions, Mr. Madden, 44, served as the Company’s Senior Vice President and Chief Financial Officer since January 2008 and prior thereto as Vice President and Chief Financial Officer since May 2006. Before his appointment as Chief Financial Officer, Mr. Madden served as the Company’s Vice President of Finance from May 2005 to April 2006. From July 2000 to May 2005, he served as Director of Finance. In his new positions, Mr. Madden continues to serve as the Company’s principal financial officer.

In addition, Michelle R. Graul has been promoted to Executive Vice President of Stores and Merchandising, effective August 21, 2014. Ms. Graul, 48, had served as Senior Vice President of Human Resources and Stores since January 2010 and prior thereto as Senior Vice President of Human Resources since August 2008. Before her appointment as Senior Vice President of Human Resources, Mrs. Graul served as Vice President of Human Resources from March 2005 to July 2008.

Adam C. Holland, the Company’s Vice President of Finance, has been promoted to Chief Accounting Officer, effective August 21, 2014. Mr. Holland, 36, had previously served as the Company’s Vice President of Finance since August 2008.

The Company’s press release, dated August 21, 2014, announcing the events discussed in this Current Report on Form 8-K, is attached hereto as Exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Kirkland’s, Inc. dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.

	By:	/s/ W. Michael Madden
Date: August 27, 2014	Name:	W. Michael Madden
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 21, 2014.

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